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                                                                 EXHIBIT 10.41.5

                                                           As of August 28, 2002


ACTV, Inc.
Attn:  Day L. Patterson, Esq.
       General Counsel
233 Park Avenue South, 10th Floor
New York, New York  10003-1606


Re:  Limited Waiver of Certain Employment Agreement Provisions
     ---------------------------------------------------------

Gentlemen,

Reference is made to that certain Employment Agreement dated as of August 1, 1995 as amended as of June 22, 2001 (as amended to the date hereof, the "Agreement") between ACTV, Inc. ("ACTV") and the undersigned, and specifically to Section 4(b)(ii) thereof.

For adequate consideration, the receipt and sufficiency of which are hereby acknow-ledged and confirmed by the undersigned, this letter shall serve as my irrevocable and unconditional agreement with ACTV that upon the date of any merger of ACTV with or into Liberty Media Corporation ("LMC") or any LMC subsidiary or affiliate, I do hereby waive (and, upon the date of any such merger, I shall thereupon be deemed to have waived, without any further action by me or any notice to or from me) the special compensation payment provided for in Section 4(b)(ii) of the Agreement insofar and only insofar as such special compensation payment would otherwise be payable to me with respect to the exercise of any stock option(s) theretofore issued to me having an exercise price of $2.50 or more. Accordingly, from and after the date of any such merger, ACTV shall not have any obligation under Section 4(b)(ii) of the Agreement to make any special compensation payment to me for, or otherwise to fund, the exercise of any stock option(s) theretofore issued to me having an exercise price of $2.50 or more.

In the event that no merger of ACTV with or into Liberty Media Corporation ("LMC") or any LMC subsidiary or affiliate shall occur prior to December 31, 2003, then this instru-ment shall expire and cease to be of any further force or effect from and after January 1, 2004.

This agreement and waiver shall be deemed governed by the laws of the State of New York, without reference to such State's laws governing conflicts of laws.

Sincerely yours,

/s/ David Reese

David Reese
Chief Executive Officer